Exhibit 10.2

Execution Version

THIRD AMENDMENT AND CONSENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of August 22, 2014 and effective as of August 18, 2014, by and among XOMA (US) LLC, a Delaware limited liability company (“Borrower”); XOMA CORPORATION (formerly known as XOMA Ltd.), a Delaware corporation (“Parent”); the other Loan Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself as Lender and as Agent for Lenders; and the other Lenders signatory hereto.

RECITALS

A.          Borrower, the other Loan Parties, Lenders and Agent are parties to a certain Loan Agreement, dated as of December 30, 2011 (as amended by that certain First Amendment to Loan Agreement, dated as of September 27, 2012 and that certain Second Amendment to Loan Agreement, dated as of August 12, 2013, the “Existing Loan Agreement”, and as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement;

B.           XOMA Ireland Limited (“XOMA Ireland”), a wholly-owned subsidiary of Borrower and a Loan Party, entered into voluntary liquidation on December 19, 2013 (the “XOMA Ireland Liquidation”).

C.          Borrower has requested that the Lenders amend certain provisions of the Loan Agreement to (i) facilitate the distribution of substantially all assets of XOMA Ireland to Parent pursuant to that certain Asset Distribution Deed, dated as of the date hereof, among XOMA Ireland Limited (In Liquidation), Parent and Barry Forrest, as Liquidator of XOMA Ireland Limited (the “Asset Distribution Deed”), (ii) permit the contribution of certain assets acquired by Parent in connection with the XOMA Ireland Liquidation to Borrower as a capital contribution pursuant to that certain Asset Transfer Agreement, dated as of the date hereof, between Parent and Borrower (the “Irish Asset Transfer Agreement”) and (iii) to waive certain Defaults or Events of Default that may have arisen in connection with the foregoing;

D.           Subject to the terms and conditions set forth herein, the Lenders have agreed to amend the Loan Agreement as set forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1.      Section 5.3 of the Loan Agreement is hereby amended by replacing the second and third sentences thereof in its entirety with the following:

As used herein, “Material Agreement” means (i) the agreements between certain Loan Parties or Subsidiaries of Loan Parties and (A) Novartis or any of its affiliates and (B) Servier or Institut de Recherches Servier or any of their respective affiliates, in each case listed on Schedule B hereto, (ii) the Medpace Agreement, (iii) any agreement or contract to which such Loan Party is a party and which either resulted in the receipt or payment of amounts in the aggregate exceeding $250,000 (or $500,000 with respect to any employment agreement) in the prior calendar year or could reasonably be expected to result in the receipt or payment of amounts in the aggregate exceeding $250,000 (or $500,000 with respect to any employment agreement) in the current calendar year or any year thereafter through and including the 2015 calendar year (but excluding calendar years ending thereafter), (iv) any agreement or contract to which such Loan Party is a party the termination of which could reasonably be expected to have a Material Adverse Effect, (v) that certain Asset Distribution Deed, dated as of August 18, 2014, among XOMA Ireland Limited (In Liquidation), Parent and Barry Forrest, as Liquidator of XOMA Ireland Limited (the “Asset Distribution Deed)” and (vi) that certain Irish Asset Transfer Agreement, dated as August 18, 2014, between Parent and Borrower (the “Irish Asset Transfer Agreement”). A list of all Material Agreements as of August 18, 2014 is set forth on Schedule B.

2.      Section 6.2 of the Loan Agreement is hereby amended by (i) replacing the “and” at the end of clause (i) of the first sentence thereof with “,”, (ii) replacing the “.” at the end of clause (j) of the first sentence thereof with “, and”, and (iii) adding the following clause (k) to the end of the first sentence thereof:

(k) written notice of the expected dissolution of XOMA Ireland no later than ten (10) Business Days prior to such expected dissolution.

3.      Section 6.13 of the Loan Agreement is hereby amended by replacing clause (c) thereof in its entirety with the following:

(c) Subsidiary Dissolutions.

(i)     On or prior to March 31, 2012 (or such later date as the Agent shall approve in writing), each of XOMA Bermuda and XOMA Development shall either (x) be dissolved and/or its existence terminated and all assets of XOMA Bermuda or XOMA Development, as the case may be, shall be transferred to another Loan Party organized in the U.S. (or in the case of XOMA Bermuda another Loan Party organized in Bermuda) prior to such dissolution and/or termination (the “Closing Date Permitted Dissolutions”) or (y) have become a Loan Party (with all of its capital stock pledged to secure the Obligations) pursuant to such joinder agreements, guaranties and security documents as the Agent shall require, accompanied by legal opinions, filings, board resolutions, organizational documents of the type that would have been delivered if XOMA Bermuda or XOMA Development, as the case may be, had been a Loan Party on the Closing Date.

(ii)    On or prior to December 19, 2013 (or such later date as the Agent shall approve in writing), XOMA Ireland shall enter into voluntary liquidation, and on or prior to January 30, 2015 (or such later date as the Agent shall approve in writing in its reasonable discretion), (A) XOMA Ireland shall have (1) transferred all of its assets (other than its bank accounts and any “Relevant Contracts” (as defined in the Asset Distribution Deed) to Parent pursuant to the Asset Distribution Deed and (2) held the final meeting of its members as required under applicable Irish Requirements of Law, and (B) all mandatory waiting periods required pursuant to applicable Irish Requirements of Law prior to the dissolution of XOMA Ireland shall have elapsed (the “XOMA Ireland Liquidation”, and together with the Closing Date Permitted Dissolutions, the “Permitted Dissolutions”).

4.      Section 7.3 of the Loan Agreement is hereby amended by replacing clause (i) thereof in its entirety with the following:

(i)     Transfers of assets by XOMA Ireland in connection with the XOMA Ireland Liquidation and by Parent to Borrower pursuant to the Irish Asset Transfer Agreement as in effect as of August 18, 2014,

5.      Section 7.6 of the Loan Agreement is hereby amended by adding the following proviso to the end thereof:

provided, further, that notwithstanding anything to the contrary in this Section 7.6, Borrower may, in connection with the XOMA Ireland Liquidation, cancel the original promissory note made by Borrower in favor of XOMA Ireland in connection with that certain Asset Transfer Agreement, dated as of August 12, 2013, between XOMA Ireland and Borrower.

6.      Section 7.8 of the Loan Agreement is hereby amended by replacing clause (v) thereof in its entirety with the following and adding a new clause (vi) thereto:

(v) the transactions contemplated pursuant to that certain Asset Transfer Agreement, dated as of August 12, 2013, between XOMA Ireland and Borrower as in effect as of the Second Amendment Effective Date (the “Asset Transfer Agreement”) and the other Servier Asset Transfer Documents. “Servier Asset Transfer Documents” means (A) the Consent, Transfer, Assumption and Amendment Agreement, dated as of August 12, 2013, between XOMA Ireland, Servier and Borrower as in effect as of the Second Amendment Effective Date, (B) the Promissory Note, dated as of August 12, 2013, executed by Borrower in favor of XOMA Ireland as in effect as of the Second Amendment Effective Date, (C) the Security Agreement, dated as of August 12, 2013, executed by Borrower in favor of Servier as in effect as of the Second Amendment Effective Date, (D) the Promissory Note, dated as of August 12, 2013, executed by Borrower in favor of Servier as in effect as of the Second Amendment Effective Date, (E) the Consent Letter to the Assignment of the Transfer Agreement and the Assignment and Assumption Agreement, dated as of December 30, 2010, by and between XOMA Technology Ltd. And XOMA Ireland as in effect as of the Second Amendment Effective Date and (F) the Asset Transfer Agreement, and (vi) (A) the Asset Distribution Deed and (B) the Irish Asset Transfer Agreement. “Second Amendment Effective Date” means August 12, 2013.

7.      Schedule B to the Loan Agreement is hereby amended in its entirety with Schedule I to this Amendment.

B. WAIVERS

Subject to the conditions set forth in Section C below, the Requisite Lenders hereby waive:

(a)
any Default or Event of Default that may have arisen under the Loan Agreement (i) pursuant to Section 8.1(b) thereof as a result of the cessation of the business of XOMA Ireland prior to the effective date of this Amendment in contravention of Section 7.4(d) thereof or (ii) pursuant to Section 8.1(g)(ii) thereof as a result of the institution of the XOMA Ireland Liquidation prior to the effective date of this Amendment; and

(b)
any mandatory prepayment of the Term Loan required under Section 2.3(b)(i) of the Loan Agreement as a result of the Transfers made pursuant to the Asset Distribution Deed and the Irish Asset Transfer Agreement.

C. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and Borrower shall have no rights under this Amendment, until Agent shall have received each of the following documents:

(a)	executed signature pages to this Amendment from Borrower, each of the other Loan Parties and the Requisite Lenders;

(b)
true, correct and complete copies of the Asset Distribution Deed and each other document listed on Exhibit A to this Amendment (collectively, the “Termination Documents”); (c) copies of the consents to assignment delivered to the Credit Parties in connection with the assignment of each Transferred Contract (as defined in the Irish Asset Transfer Agreement); and

(d)	copies of any tax analyses or other related reports regarding the transfer of assets to be consummated pursuant to the Asset Distribution Deed and the Irish Asset Transfer Agreement.

D. REPRESENTATIONS

To induce the Lenders and Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Agent that:

1.      The execution, delivery and performance by such Loan Party of this Amendment (a) are within each Loan Party’s corporate or limited liability company power; (b) have been duly authorized by all necessary corporate, limited liability company and/or shareholder action, as applicable; (c) are not in contravention of any provision of any Loan Party’s certificate of incorporation or formation, or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries (except Liens granted to Agent, on behalf of the Lenders pursuant to the terms of the Transaction Documents, as amended); and (g) do not require the consent or approval of any Governmental Authority or any other person;

2.      This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general;

3.      After giving effect to this Amendment, the representations and warranties contained in the Loan Agreement and the other Transaction Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof; and

4.      The “Relevant Contracts” (as defined in the Asset Disposition Deed) and all other assets of XOMA Ireland that will not be transferred to Borrower upon the effectiveness of the Asset Distribution Deed and Irish Asset Transfer Agreement, when taken as a whole, are not material to the business operations or financial condition of the Loan Parties, taken as a whole.

5.      No application or registration relating to any Material Intellectual Property will become abandoned, forfeited or dedicated to the public as a result of the transactions contemplated by the Asset Distribution Deed and the Irish Asset Transfer Agreement.

6.      The transfer of assets from Parent to Borrower pursuant to the Irish Asset Transfer Agreement will constitute a capital contribution by Parent to Borrower.

E. OTHER AGREEMENTS

1.      Post-Closing Covenants. Each Loan Party hereby covenants and agrees with the Agent and the Lenders that (i) no later than August 22, 2014, Borrower shall deliver to Agent evidence that it has cancelled (or caused the cancellation of) the original promissory note made by Borrower in favor of XOMA Ireland in connection with that certain Asset Transfer Agreement, dated as of August 12, 2013, between XOMA Ireland and Borrower (and conveyed to Borrower in connection with the XOMA Ireland Liquidation); (ii) the Borrower shall deliver confirmation and copies of all relevant documentation when (A) the final accounts of XOMA Ireland have been presented and filed at the Irish Companies Registration Office and (B) the liquidation of XOMA Ireland has been completed and (iii) within seven days of the Effective Date, the Loan Parties shall reimburse the costs and expenses of Agent incurred in connection with this Amendment (including reasonable fees, charges and disbursements of King & Spalding LLP and A&L Goodbody, counsel to Agent).

2.      Continuing Effectiveness of Transaction Documents. As amended hereby, all terms of the Loan Agreement and the other Transaction Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto. To the extent any terms and conditions in any of the other Transaction Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby.

3.      Acknowledgment of Perfection of Security Interest. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Agent and the Lenders under the Loan Agreement and the other Transaction Documents are, both before and after the effectiveness of the Asset Distribution Deed, (i) in full force and effect, (ii) are properly perfected to the extent required by the Transaction Documents and (iii) are enforceable, in each case in accordance with the terms of the Loan Agreement and the other Transaction Documents. The assets transferred by XOMA Ireland to Parent pursuant to the Asset Distribution Deed, and from Parent to Borrower pursuant to the Irish Asset Transfer Agreement constitute, in each case, “Collateral” as such term is defined in the US Security Agreement (except for any such assets that are (x) “Excluded Collateral” as such term is defined the US Security Agreement or (y) otherwise excluded from “Collateral” as forth in the Existing Loan Agreement or any other Transaction Document) and are not subject to any Liens other than Permitted Liens.

4.      Reaffirmation of Guaranty. Each Guarantor ratifies and confirms the terms of the US Security Agreement with respect to the Guaranteed Obligations (as defined in the US Security Agreement). Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other Loan Document, or any actions now or hereafter taken by Agent or any Lender with respect to any obligation of Borrower, the guaranty of such Loan Party pursuant to the US Security Agreement (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the US Security Agreement.

5.      Effect of Agreement. Except as set forth expressly herein, all terms of the Loan Agreement, as amended hereby, and the other Transaction Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Lenders and Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement. This Amendment shall constitute a Transaction Document for all purposes of the Loan Agreement.

6.      Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

7.      No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Loan Agreement and the other Transaction Documents or an accord and satisfaction in regard thereto.

8.      Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Agent with respect thereto.

9.      Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

10.    Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns. No third party beneficiaries are intended in connection with this Amendment.

11.    Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

12.    Release. Each Loan Party hereby releases, acquits, and forever discharges Agent and each of the Lenders, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of Agent and the Lenders, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Loan Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of Agent or the Lenders existing or occurring prior to the date of this Amendment or any instrument executed prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Loan Agreement or the other of the Transaction Documents, other than claims, liabilities or obligations to the extent caused by Agent's or any Lender's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The provisions of this paragraph shall be binding upon each Loan Party and shall inure to the benefit of Agent, the Lenders, and their respective heirs, executors, administrators, successors and assigns.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

XOMA (US) LLC, as Borrower

By:	/s/ Fred Kurland
Name: Fred Kurland
Title: VP, CEO

XOMA CORPORATION, as a Loan Party

By:	/s/ Fred Kurland
Name: Fred Kurland
Title: VP, CEO

XOMA TECHNOLOGY LTD., as a Loan Party

By:	/s/ Fred Kurland
Name: Fred Kurland
Title: VP, CEO

XOMA IRELAND LIMITED (In Liquidation), as a Loan Party

By:	/s/ Barry Forrest
Name: Barry Forrest
Title: Liquidator

[Signature Page to Third Amendment to XOMA Loan Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ Alan Silbert
Name: Alan Silbert
Title: Duly Authorized Signatory

[Signature Page to Third Amendment to XOMA Loan Agreement]

Exhibit A

Transaction Documents

1.	Asset Distribution Deed

2.	Irish Asset Transfer Agreement

3.	Solvency Certificate executed by the Directors of XOMA Ireland in connection with the Asset Disposition Deed

4.	Resolutions of XOMA Ireland and XOMA (US) LLC, authorizing the entry of each such Loan Party into the Asset Disposition Deed and each other transaction in connection therewith.

Schedule I

SCHEDULE B
DISCLOSURES

Section 5.3

List of all Material Agreements as of the Third Amendment Date

(i)(A) – Novartis

1.	Amended and Restated Research, Development and Commercialization Agreement effective as of July 1, 2008 between Novartis and Borrower
2.	Amendment No. 1 to Research Agreement effective as of April 30, 2010
3.	Secured Note Agreement dated as of May 26, 2005 between Chiron (now Novartis) and Borrower
4.	Security Agreement dated as of May 26, 2005 between Chiron (now Novartis) and Borrower
5.	Guarantee by Parent

(i)(B) – Servier

1.	Collaboration and License Agreement dated as of December 30, 2010 between XOMA Ireland and Servier
2.	Loan Agreement dated as of December 30, 2010 between XOMA Ireland and Servier, as amended by that certain Consent, Transfer, Assumption and Amendment Agreement, dated August 12, 2013.
3.	Promissory Note dated August 12, 2013 by Borrower in favor of Servier
4.	Security Agreement dated August 12, 2013 between Borrower and Servier
5.	Guarantee by Parent dated as of December 30, 2010
6.	Amended and Restated Collaboration and License Agreement dated as of February 14, 2012
7.	Amended and Restated Trademark License Agreement dated as of January 11, 2012
8.	Amended and Restated License and Commercialization Agreement dated as of January 11, 2012

Party to Agreement	Agreement Date	Contract Description
7th Street Property General Partnership	4/30/2008	Building lease at 890 Heinz Avenue, Berkeley, California
7th Street Properties II	4/30/2011	Building lease at 830 Heinz Avenue, Berkeley, California
7th Street Property General Partnership	6/1/2006	Building lease at 2910 Seventh Street, Berkeley, California
7th Street Properties II	4/30/2008	Building lease at 804 Heinz Avenue, Berkeley, California
7th Street Properties II	2/15/2007	Building lease at 820 Heinz Avenue, Berkeley, California
Emery Station Triangle, LLC	11/2/2001 (as amended on 11/11/2010)	Building lease at 5854/5860 Hollis St., Emeryville, California

Medpace Inc.	7/6/2011	Clinical trial CRO
Patheon Pharmaceuticals Inc.	7/20/2010	Product filler
The Regents of the University of California, San Francisco	10/20/2008	Consulting and lab services
Bayside Solutions	8/31/2006	Employment and temp services
Kaiser Foundation Health Plan, Inc.	8/1/2011	Healthcare provider
Bio Reliance Ltd.	11/10/2008	Viral testing on drug product
SRI International	10/20/2008	Outside testing
Cigna Healthcare	10/1/2011	Healthcare provider
Almac Clincal Services LLC	2/23/2009	Storage and shipping of clinical trial product
Janet Tan, C.P.A., Inc.	4/1/2006	Tax consultant
MPI Research, Inc.	1/17/2011	Preclinical subcontractor
Meade Construction Group Inc.	5/3/2011	Building developer
Emery Station Triangle, LLC	11/1/2010	Warehouse building lease
Armanino McKenna	N/A	Implementation of new ERP system. Agreements not yet signed.
United BioSource Corporation	5/1/2011	FDC trial data management
Verenium Corporation	5/2/2008	Milestone related to Gevokizumab Phase III trial
McNicoll, Lewis & Vlak LLC	2/28/2011	ATM
Les Laboratoires Servier	7/7/2010	Commercialization Amlodipine API and Perindopril API
The University of Zurich	4/11/2007	Milestone related to Gevokizumab
Les Laboratoires Servier	12/30/2010	Gevokizumab Collaboration
National Institutes of Health (NIAID)	9/9/2008	R&D contract services for biodefense products
National Institutes of Health (NIAID)	9/30/2011	R&D contract services for biodefense contracts
Aveo Pharmaceuticals, Inc.	4/21/2006	Milestone payment to be received
Pfizer Inc.	8/27/2007	Annual BCE license fee and milestone
Takeda Pharmaceuticals Company Limited	11/1/2006	Milestone payment
Attenuon, LLC	9/29/2006	Possible milestones
Novartis Vaccines and Diagnostics Inc.	7/1/2008	Possible milestones
Active Biotech AB	9/15/2004	Possible milestone plus royalties
Crucell Holland B.V.	9/1/2005	Possible milestones plus royalties
Genentech Inc. (BCE)	12/30/1998	Royalties possible
Genentech Inc. (Cabilly)	12/30/1998	Royalties possible

Employment Agreements

1.	John Varian
2.	Fred Kurland
3.	Christopher J. Margolin
4.	Patrick J. Scannon
5.	Charles C. Wells

(iv)

1.	Second Amended and Restated Collaboration Agreement dated as of January 12, 2005 between XOMA US and Genentech, Inc.